UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 29, 2010

Date of Report (date of earliest event reported)

CAI International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA 94111

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 788-0100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2010, CAI International, Inc. (the “Company”) entered into Amendment #1 to Amended and Restated Employment Agreement, dated effective as of July 30, 2010, with Masaaki (John) Nishibori (the “Amendment”), which amended certain provisions of the Amended and Restated Employment Agreement dated as of April 9, 2009 between the Company and Mr. Nishibori (the “Employment Agreement”). The Amendment amends the following provisions of the Employment Agreement:

•

Section 2 of the Employment Agreement was amended to increase Mr. Nishibori’s annual base salary to $556,000, payable in twenty-four (24) equal bi-monthly installments. On July 1 of each subsequent year that the Employment Agreement, as amended by the Amendment, is in place, beginning July 1, 2011, Mr. Nishibori’s base salary will be increased by four percent (4%) of his then-current base salary or by such larger amount as is determined by the Company’s Board of Directors.

•

Section 7(a) of the Employment Agreement was amended to provide that unless Mr. Nishibori’s employment terminates at an earlier date pursuant to the provisions of the Employment Agreement, the Company agrees to continue Mr. Nishibori’s employment, and Mr. Nishibori agrees to remain in the employ of the Company, until the later of: (i) November 1, 2010; or (ii) ninety (90) days following written notice from either Mr. Nishibori or the Company. In the event of termination pursuant to such Section 7(a), Mr. Nishibori shall also be entitled to: (y) certain insurance benefits, as more particularly described in Section 8(b)(ii) of the Employment Agreement; and (z) a Partial Year Bonus, as described in Section 6(b)(iii) of the Employment Agreement.

Except for the amendments specifically set forth in the Amendment, the terms of the Employment Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed with this current report Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment #1 to Amended and Restated Employment Agreement by and between the Company and Masaaki Nishibori dated effective as of July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI International, Inc.

Date: July 30, 2010	By:	/s/ Victor M. Garcia
Victor M. Garcia
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment #1 to Amended and Restated Employment Agreement by and between the Company and Masaaki Nishibori dated effective as of July 30, 2010.